PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Alison Griffin
April 24, 2023	(804) 217-5897

DYNEX CAPITAL, INC. ANNOUNCES
FIRST QUARTER 2023 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. ("Dynex" or the "Company") (NYSE: DX) reported its first quarter 2023 financial results today. Management will host a call today at 10:00 a.m. Eastern Time to discuss the results and business outlook. Details to access the call can be found below under "Earnings Conference Call."
Financial Performance Summary
•Book value per common share of $13.80 as of March 31, 2023
•Dividends declared of $0.39 per common share for the first quarter of 2023
•Total economic loss of $(0.54) per common share, or (3.7)% of beginning book value
•Comprehensive loss of $(0.54) per common share and net loss of $(0.81) per common share
•Liquidity in excess of $554 million in cash and unencumbered assets
•Leverage including to-be-announced ("TBA") securities at cost was 7.8 times shareholders' equity

Management Remarks

“Our portfolio decisions are a testament to our unwavering commitment to financial prudence and strategic planning, enabling us to confidently navigate through the current market," said Byron L. Boston, Chief Executive Officer. "Our strong liquidity position, which is comprised mostly of cash - the most liquid asset, and easily financeable Agency mortgage-backed securities, gives us the flexibility to act swiftly on potential opportunities that may arise. We remain diligent in managing our balance sheet, maintaining resilience, and ensuring that we capitalize on the great return opportunities available in this environment. We manage our business for the long term, and we are leaning into our collective experience and discipline to guide our shareholders through an unprecedented macroeconomic environment."

Earnings Conference Call
As previously announced, the Company's conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed via telephone in the United States by dialing 1-888-330-2022 and providing the ID 1957092 or by live audio webcast by clicking the "Webcast" button in the “Current Events” section on the homepage of the Company's website (www.dynexcapital.com), which includes a slide presentation. To listen to the live conference call via telephone, please dial in at least 10 minutes before the call begins. An archive of the webcast will be available on the Company's website approximately two hours after the live call ends.

Consolidated Balance Sheets
($s in thousands except per share data)	March 31, 2023	December 31, 2022
ASSETS	(unaudited)
Cash and cash equivalents	$279,028	$332,035
Cash collateral posted to counterparties	114,594	117,842
Mortgage-backed securities (including pledged of $3,012,970 and $2,810,957, respectively)	3,296,784	3,112,705
Due from counterparties	115,323	10,348
Derivative assets	37,179	7,102
Accrued interest receivable	17,234	15,260
Other assets, net	9,716	9,942
Total assets	$3,869,858	$3,605,234

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$2,937,124	$2,644,405
Due to counterparties	24,918	4,159
Derivative liabilities	—	22,595
Cash collateral posted by counterparties	27,125	435
Accrued interest payable	12,806	16,450
Accrued dividends payable	9,214	9,103
Other liabilities	3,843	6,759
Total liabilities	3,015,030	2,703,906

Shareholders’ equity:
Preferred stock	$107,843	$107,843
Common stock	539	536
Additional paid-in capital	1,361,000	1,357,514
Accumulated other comprehensive loss	(166,553)	(181,346)
Accumulated deficit	(448,001)	(383,219)
Total shareholders' equity	854,828	901,328
Total liabilities and shareholders’ equity	$3,869,858	$3,605,234

Preferred stock aggregate liquidation preference	$111,500	$111,500
Book value per common share	$13.80	$14.73
Common shares outstanding	53,876,914	53,637,095

Consolidated Comprehensive Statements of Income (Loss) (unaudited)
	Three Months Ended
($s in thousands except per share data)	March 31, 2023	December 31, 2022
Interest income	$30,846	$30,528
Interest expense	(31,308)	(24,320)
Net interest (expense) income	(462)	6,208

Realized (loss) gain on sale of investments, net	(23,315)	450
Unrealized gain on investments, net	57,120	32,529
(Loss) gain on derivative instruments, net	(67,267)	12,437
General and administrative expenses	(7,372)	(7,898)
Other operating expense, net	(426)	(438)
Net (loss) income	(41,722)	43,288
Preferred stock dividends	(1,923)	(1,923)
Net (loss) income to common shareholders	$(43,645)	$41,365

Other comprehensive income:
Unrealized gain on available-for-sale investments, net	14,793	15,320
Reclassification of realized gain on available-for-sale investments	—	(37)
Total other comprehensive income	14,793	15,283
Comprehensive (loss) income to common shareholders	$(28,852)	$56,648

Net (loss) income per common share-basic	$(0.81)	$0.85
Net (loss) income per common share-diluted	$(0.81)	$0.85
Weighted average common shares-basic	53,824	48,541
Weighted average common shares-diluted	53,824	48,541
Dividends declared per common share	$0.39	$0.39

Results Discussion
The Company's book value per common share of $13.80 as of March 31, 2023 declined $(0.93) from December 31, 2022 primarily due to spread widening on MBS as a result of turmoil in the banking sector during the first quarter of 2023. The impact of spread widening on the fair value of the Company's investment portfolio muted the benefit gained from the decline in the 10-year U.S. Treasury rate during March 2023. The decline in the 10-year U.S. Treasury rate also resulted in unrealized losses in the fair value of the Company's interest rate hedges. The resulting decline in fair value of the Company's interest rate hedges, net of its investment portfolio, of $(18.7) million comprised the majority of the Company's comprehensive loss to common shareholders of $(28.9) million, or $(0.54) per common share, for the first quarter of 2023. The Company realized gains of $89.0 million from its interest rate hedges in February 2023, which are included in its GAAP earnings but will not become distributable until amortized into taxable income over time. Further discussion of the interest rate hedge gains is provided below under "Hedging Portfolio." In addition to spread widening, the Company's earnings continue to be impacted by increasing borrowing costs as the Federal Reserve continues raising the U.S. Federal Funds Rate in its efforts to tame inflation. The Company's interest expense exceeded its interest income by $(0.5) million for the first quarter of 2023.
The following table summarizes the changes in the Company's financial position during the first quarter of 2023:

($s in thousands except per share data)	Net Changes in Fair Value	Comprehensive Income (Loss)	Common Book Value Rollforward	Per Common Share (1)
Balance as of December 31, 2022 (1)			$789,828	$14.73
Net interest income		$(462)
TBA drop income		1,457
General & administrative and other operating expenses		(7,798)
Preferred stock dividends		(1,923)
Changes in fair value:
MBS and loans	$48,599
TBAs	41,906
U.S. Treasury futures	(106,373)
Options on U.S. Treasury futures	(4,258)
Total net change in fair value		(20,126)
Total comprehensive income to common shareholders			(28,852)	(0.54)
Capital transactions:
Net proceeds from stock issuance (2)			3,489	—
Common dividends declared			(21,137)	(0.39)
Balance as of March 31, 2023 (1)			$743,328	$13.80
(1)Amounts represent total shareholders' equity less the aggregate liquidation preference of the Company's preferred stock of $111,500.
(2)Net proceeds from common stock issuances include $2.8 million from at-the-market (:ATM") issuances and $0.7 million from amortization of share-based compensation.

The following table provides detail on the Company's MBS investments, including TBA securities as of March 31, 2023:

($ in millions)	Par Value		Total Par Value	Total Estimated Fair Value	% of Portfolio
	Pools	TBA
Agency RMBS:
2.0% coupon	$1,051,974	$—	$1,051,974	$875,432	12.5%
2.5% coupon	649,246	—	649,246	564,171	8.0%
4.0% coupon	319,350	547,000	866,350	831,648	11.9%
4.5% coupon	909,477	460,000	1,369,477	1,347,149	19.2%
5.0% coupon	321,515	2,345,000	2,666,515	2,659,406	37.9%
5.5% coupon	—	400,000	400,000	404,000	5.8%
Total Agency RMBS	$3,251,563	$3,752,000	$7,003,562	$6,681,806	95.3%

Agency CMBS	$125,220	$—	$125,220	$119,474	1.7%
Agency CMBS IO	(1)	—	(1)	161,446	2.3%
Non-Agency CMBS IO	(1)	—	(1)	48,838	0.7%
Non-Agency RMBS	191	—	191	136	—%
Total	$3,376,974	$3,752,000	$7,128,973	$7,011,700	100.0%
(1)CMBS IO do not have underlying par values.

The following table provides detail on the Company's repurchase agreement borrowings outstanding as of the dates indicated:

	March 31, 2023			December 31, 2022
Remaining Term to Maturity	Balance	Weighted Average Rate	WAVG Original Term to Maturity	Balance	Weighted Average Rate	WAVG Original Term to Maturity
($s in thousands)
Less than 30 days	$1,288,034	4.96%	35	$858,161	4.44%	42
30 to 90 days	1,254,958	4.88%	78	1,786,244	4.06%	104
91 to 180 days	394,132	4.95%	183	—	—%	—
Total	$2,937,124	4.92%	73	$2,644,405	4.18%	84
Leverage based on repurchase agreement amounts outstanding was 3.4 times total shareholders' equity as of March 31, 2023 compared to 2.9 times as of December 31, 2022. Total leverage including the cost basis of TBAs was 7.8 times shareholders' equity as of March 31, 2023 compared to 6.1 times as of December 31, 2022.
The following table provides information about the performance of the Company's MBS (including TBA securities) and repurchase agreement financing for the first quarter of 2023 compared to the prior quarter:

	Three Months Ended
	March 31, 2023			December 31, 2022
($s in thousands)	Interest Income/Expense	Average Balance (1)(2)	Effective Yield/ Cost of Funds (3)(4)	Interest Income/Expense	Average Balance (1)(2)	Effective Yield/ Cost of Funds (3)(4)
Agency RMBS	$23,526	$3,204,610	2.94%	$22,777	$3,226,876	2.82%
Agency CMBS	884	128,625	2.80%	943	136,303	2.93%
CMBS IO(5)	2,542	230,033	4.04%	3,869	247,071	5.71%
Non-Agency MBS and other	40	2,700	4.98%	31	3,140	4.18%
	26,992	3,565,968	3.00%	27,620	3,613,390	3.03%
Cash equivalents	3,854			2,908
Total interest income	$30,846			$30,528

Repurchase agreement financing	(31,308)	2,713,481	(4.62)%	(24,320)	2,727,274	(3.49)%
Net interest (expense) income/net interest spread	$(462)		(1.62)%	$6,208		(0.46)%

TBA securities (6)	1,457	3,291,617	0.18%	5,522	2,532,584	0.85%
Adjusted net interest income/adjusted net interest spread (7)	$995		(0.75)%	$11,730		0.07%
(1)Average balance for assets is calculated as a simple average of the daily amortized cost and excludes securities pending settlement if applicable.
(2)Average balance for liabilities is calculated as a simple average of the daily borrowings outstanding during the period.
(3)Effective yield is calculated by dividing interest income by the average balance of asset type outstanding during the reporting period. Unscheduled adjustments to premium/discount amortization/accretion, such as for prepayment compensation, are not annualized in this calculation.
(4)Cost of funds is calculated by dividing annualized interest expense by the total average balance of borrowings outstanding during the period with an assumption of 360 days in a year.
(5)CMBS IO ("Interest only") includes Agency and non-Agency issued securities.
(6)Drop income from TBA securities is calculated by multiplying the notional amount of the TBA dollar roll positions by the difference in price between two TBA securities with the same terms but different settlement dates.
(7)See "Use of Non-GAAP Financial Measures" below. Adjusted net interest spread includes the impact from TBA drop income of 87 basis points for the first quarter of 2023 compared to 53 basis points for the fourth quarter of 2022.

Hedging Portfolio
The Company's realized gains and losses on its interest rate hedges are recognized in its GAAP earnings upon maturity or termination of the derivative instrument, but are not included in the Company's earnings available for distribution ("EAD"), a non-GAAP measure, and are not recognized in taxable income during the same period. Because these derivative instruments are designated for tax purposes as interest rate hedges, the realized gains and losses are instead amortized into the Company's REIT taxable income over the original periods hedged by those derivatives. On a tax basis, the benefit expected to be recognized in taxable income for the first quarter of 2023 is estimated to be $18.2 million, or $0.34 per average common share outstanding, which is not included in the Company's EAD of $(8.7) million, or $(0.16) per common share. The Company's remaining estimated net deferred tax hedge gains from its interest rate hedging portfolio was $766.0 million as of March 31, 2023. These hedge gains will be part of the Company's future distribution requirements along with net interest income and other ordinary gains and losses in future periods. The table below provides the projected amortization of the Company's net deferred tax hedge gains that may be recognized as taxable income over the periods indicated given conditions known as of March 31, 2023; however, uncertainty inherent in the forward interest rate curve makes future realized gains and losses difficult to estimate, and as such, these projections are subject to change for any given period.

Projected Period of Recognition for Remaining Hedge Gains, Net	March 31, 2023
($ in thousands)
Second quarter 2023	$20,624
Third quarter 2023	20,658
Fourth quarter 2023	20,749
Fiscal year 2024	85,219
Fiscal year 2025 and thereafter	618,778
$766,028

As of March 31, 2023, the Company held short positions of $4.4 billion in 10-year U.S. Treasury futures, $900.0 million in 5-year U.S. Treasury futures, and held put options on 10-year U.S. Treasury futures of $250.0 million.
Use of Non-GAAP Financial Measures
In evaluating the Company’s financial and operating performance, management considers book value per common share, total economic return to common shareholders, and other operating results presented in accordance with GAAP as well as certain non-GAAP financial measures, which include the following: EAD to common shareholders, adjusted net interest income and the related metric adjusted net interest spread. Management believes these non-GAAP financial measures may be useful to investors because they are viewed by management as a measure of the investment portfolio’s return based on the effective yield of its investments, net of financing costs and, with respect to EAD, net of other normal recurring operating income and expenses. Drop income generated by TBA dollar roll positions, which is included in "gain (loss) on derivatives instruments, net" on the Company's consolidated statements of comprehensive income, is included in these non-GAAP financial measures because management views drop income as the economic equivalent of net interest income (interest income less implied financing cost) on the underlying Agency security from trade date to settlement date.
However, these non-GAAP financial measures are not a substitute for GAAP earnings and may not be comparable to similarly titled measures of other REITs because they may not be calculated in the same manner. Furthermore, though EAD is one of several factors management considers in determining the appropriate level of distributions to common shareholders, it should not be utilized in isolation, and it is not an accurate indication of the Company’s REIT taxable income nor its distribution requirements in accordance with the Internal Revenue Code of 1986, as amended.
Reconciliations of the non-GAAP financial measures used in this earnings release to the most directly comparable GAAP financial measures are presented below.

	Three Months Ended
($s in thousands except per share data)	March 31, 2023	December 31, 2022
Comprehensive (loss) income to common shareholders	$(28,852)	$56,648
Less:
Change in fair value of investments, net (1)	(48,599)	(48,262)
Change in fair value of derivative instruments, net (2)	68,725	(6,915)
EAD to common shareholders	$(8,726)	$1,471

Weighted average common shares	53,824	48,541
EAD per common share	$(0.16)	$0.03

Net interest (expense) income	$(462)	$6,208
TBA drop income (3)	1,457	5,522
Adjusted net interest income	$995	$11,730
General and administrative expenses	(7,372)	(7,898)
Other operating expense, net	(426)	(438)
Preferred stock dividends	(1,923)	(1,923)
EAD to common shareholders	$(8,726)	$1,471

Net interest spread	(1.62)%	(0.46)%
Impact from TBA drop income (4)	0.87%	0.53%
Adjusted net interest spread	(0.75)%	0.07%
(1)Amount includes realized and unrealized gains and losses from the Company's MBS and other investments.
(2)Amount includes unrealized gains and losses from changes in fair value of derivatives and realized gains and losses on terminated derivatives and excludes TBA drop income.
(3)TBA drop income is calculated by multiplying the notional amount of the TBA dollar roll positions by the difference in price between two TBA securities with the same terms but different settlement dates.
(4)The Company estimates TBA implied net interest spread to be 0.18% and 0.85% for the three months ended March 31, 2023 and December 31, 2022, respectively.

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” "may," "could," "will," "continue" and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release, including statements made in Mr. Boston's quotes, may include, without limitation, statements regarding the Company's financial performance in future periods, future interest rates, future market credit spreads, management's views on expected characteristics of future investment and macroeconomic environments, central bank strategies, prepayment rates and investment risks, future investment strategies, future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of the Company's investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, volatility and disruption in national and international financial markets; ability to find suitable investment opportunities; changes in economic conditions, including an increased rate of inflation; changes in interest rates and interest rate spreads, including the repricing of interest-earning assets and interest-bearing liabilities; the Company’s investment portfolio performance particularly as it relates to cash flow, prepayment rates and credit performance; the impact on markets and asset prices from changes in the Federal Reserve’s policies regarding purchases of Agency residential and Agency commercial mortgage-backed securities and U.S. Treasuries; actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies including in particular China, Japan, the European Union, and the United Kingdom; uncertainty concerning the long-term fiscal health and stability of the United States; the cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions; the cost and availability of new equity capital; changes in the Company’s use of leverage; changes to the Company’s investment strategy, operating policies, dividend policy or asset allocations; the quality of performance of third-party servicer providers of the Company’s loans and loans underlying securities owned by the Company; the level of defaults by borrowers on loans the Company has securitized or otherwise is invested through its ownership of MBS; changes in the Company’s industry; increased competition; changes in government regulations affecting the Company’s business and/or status as a real estate investment trust; changes or volatility in the repurchase agreement financing markets and other credit markets; changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments; uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets or reform of the U.S. housing finance system, including the resolution of the conservatorship of Fannie Mae and Freddie Mac; the composition of the Federal Reserve; systems failures or cybersecurity incidents; catastrophes affecting global markets; and exposure to current and future claims and litigation. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed with and furnished to the Securities and Exchange Commission.
All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its filings with the Securities and Exchange Commission and other public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

Company Description
Dynex Capital, Inc. is a financial services company committed to ethical stewardship of stakeholders' capital, employing comprehensive risk management and disciplined capital allocation to generate dividend income and long-term total returns through the diversified financing of real estate assets in the United States. Dynex operates as a REIT and is internally managed to maximize stakeholder alignment. Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

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